Exhibit 99.1

February 1, 2019

FOR IMMEDIATE RELEASE

Media Contact:  Neil Shapiro  (212) 895-1891

Investor Contact:  Joel Jeffrey  (212) 271-3610

www.stifel.com/investor-relations

STIFEL REPORTS FOURTH QUARTER AND FULL-YEAR 2018 FINANCIAL RESULTS

•	23rd consecutive year of record net revenues.
•	Annual net revenues of $3.0 billion, increased 3.4% compared with 2017.
•	Record quarterly net income available to common shareholders of $111.7 million, or $1.38 per diluted common share.
•	Record non-GAAP net income available to common shareholders of $126.8 million, or $1.57 per diluted common share.
•	Non-GAAP return on tangible common equity of 27.0%.
•	Announced an increase in quarterly dividend by 25% to $0.15 per common share starting in first quarter of 2019.

ST. LOUIS, MO – Stifel Financial Corp. (NYSE: SF) today reported net income available to common shareholders of $111.7 million, or $1.38 per diluted common share on net revenues of $793.4 million for the three months ended December 31, 2018, compared with net loss attributable to common shareholders of $4.3 million, or $0.06 per diluted common share, on net revenues of $804.1 million for the fourth quarter of 2017.

For the three months ended December 31, 2018, the Company reported record non-GAAP net income available to common shareholders of $126.8 million, or $1.57 per diluted common share. The Company’s reported GAAP net income for the three months ended December 31, 2018 was primarily impacted by merger-related expenses. Details are discussed below and in the “Non-GAAP Financial Matters” section.

Chairman’s Comments

“We had a great year. 2018 represented our 23rd consecutive year of record net revenues as our wealth management segment generated record results and our institutional business posted its second strongest year. Additionally, our focus on expense management contributed to our record pre-tax income and net income available to shareholders. Our non-GAAP return on common and tangible equity was 14.9% and 24.4%, respectively, and we returned approximately $215 million to shareholders through dividends and share repurchases,” stated Ronald J. Kruszewski, Chairman & CEO of Stifel.

Mr. Kruszewski continued, “As I look forward, I’m highly optimistic about our ability to grow and add value to our clients and our shareholders. We continue to expand our wealth management business through successful recruiting of financial advisors as well as through our bank. In our institutional business, our growth will continue to be driven by the addition of high quality talent through selective hires and strategic acquisitions. While market conditions can be volatile, our long term strategy remains focused on growth and deploying our capital with a focus on generating the best risk adjusted returns.”

Fourth Quarter Review

Quarterly Highlights

•	Net revenues of $793.4 million, decreased 1.3% compared with the year-ago quarter, increased 7.5% sequentially.
•	Record net revenues and pre-tax operating income in Global Wealth Management.
•	Record net income available to common shareholders of $111.7 million, or $1.38 per diluted common share.
•	Record non-GAAP net income available to common shareholders of $126.8 million, or $1.57 per diluted common share.
•	Bank net interest margin of 2.89% increased 2 basis points sequentially.
•	Repurchased approximately 2.3 million shares of the Company’s common stock at an average price of $46.64 per share.

Financial Highlights (Unaudited)	Three Months Ended
(in 000s, except per share data)	GAAP 12/31/18	GAAP (1) 12/31/17	% Change	GAAP 9/30/18	% Change	Non-GAAP (2) 12/31/18	Non-GAAP (2) 12/31/17	% Change
Net revenues	$793,449	$804,085	(1.3)	$738,342	7.5	$793,449	$804,085	(1.3)
Net income/(loss)	$114,062	$(1,988)	n/m	$103,858	9.8	$129,134	$122,969	5.0
Preferred dividend	2,344	2,344	—	2,343	n/m	2,344	2,344	—
Net income/(loss) available to common shareholders	$111,718	$(4,332)	n/m	$101,515	10.1	$126,790	$120,625	5.1
Earnings per diluted common share	$1.41	$(0.03)	n/m	$1.27	11.0	$1.60	$1.49	7.4
Earnings per diluted common share available to common shareholders	$1.38	$(0.06)	n/m	$1.25	10.4	$1.57	$1.47	6.8
Compensation ratio	56.5%	77.1%		57.2%		56.0%	60.0%
Non-compensation ratio	23.8%	23.0%		23.8%		22.1%	19.9%
Pre-tax operating margin (3)	19.7%	(0.1%)		19.0%		21.9%	20.1%

Brokerage Revenues

Brokerage revenues, defined as commissions and principal transactions, were $248.5 million, a 6.6% decrease compared with the fourth quarter of 2017 and a 3.0% increase compared with the third quarter of 2018.

	Three Months Ended
(in 000s)	12/31/18	12/31/17	% Change	9/30/18	% Change
Global Wealth Management brokerage revenues	$157,331	$163,421	(3.7)	$158,818	(0.9)
Institutional brokerage:
Equity capital markets	48,705	49,628	(1.9)	43,904	10.9
Fixed income capital markets	42,463	52,961	(19.8)	38,446	10.4
Total institutional brokerage	91,168	102,589	(11.1)	82,350	10.7
Total brokerage revenues	$248,499	$266,010	(6.6)	$241,168	3.0
•	Global Wealth Management brokerage revenues were $157.3 million, a 3.7% decrease compared with the fourth quarter of 2017 and a 0.9% decrease compared with the third quarter of 2018.
•	Institutional equity brokerage revenues were $48.7 million, a 1.9% decrease compared with the fourth quarter of 2017 and a 10.9% increase compared with the third quarter of 2018.
•	Institutional fixed income brokerage revenues were $42.5 million, a 19.8% decrease compared with the fourth quarter of 2017 and a 10.4% increase compared with the third quarter of 2018.

Investment Banking Revenues

Investment banking revenues were $201.2 million, a 13.5% decrease compared with the fourth quarter of 2017 and a 19.1% increase compared with the third quarter of 2018.

	Three Months Ended
(in 000s)	12/31/18	12/31/17	% Change	9/30/18	% Change
Capital raising:
Global Wealth Management	$7,915	$8,899	(11.1)	$7,722	2.5

Equity capital markets	51,839	57,800	(10.3)	65,000	(20.2)
Fixed income capital markets	30,390	42,820	(29.0)	20,553	47.9
Institutional Group	82,229	100,620	(18.3)	85,553	(3.9)
Total capital raising (4)	90,144	109,519	(17.7)	93,275	(3.4)
Advisory fees (4)	111,089	123,227	(9.9)	75,717	46.7
Total investment banking	$201,233	$232,746	(13.5)	$168,992	19.1
•	Global Wealth Management capital raising revenues were $7.9 million, an 11.1% decrease compared with the fourth quarter of 2017 and a 2.5% increase compared with the third quarter of 2018.
•	Institutional equity capital raising revenues were $51.8 million, a 10.3% decrease compared with the fourth quarter of 2017 and a 20.2% decrease compared with the third quarter of 2018.
•	Institutional fixed income capital raising revenues were $30.4 million, a 29.0% decrease compared with the fourth quarter of 2017 and a 47.9% increase compared with the third quarter of 2018.
•	Advisory fee revenues were $111.1 million, a 9.9% decrease compared with the fourth quarter of 2017 and a 46.7% increase compared with the third quarter of 2018.

Effective January 1, 2018, the Company adopted Accounting Standards Update No. 2014-09 (“ASU 2014-09”), Revenue from Contracts with Customers, which provides accounting guidance on the recognition of revenues from contracts and requires gross presentation of certain costs that were previously offset against revenue. This change was applied prospectively from January 1, 2018 and there is no impact on our previously presented results. With our adoption of the new revenue recognition standard on January 1, 2018, capital raising and advisory fee revenues are no longer presented net of the related reimbursable out-of-pocket deal expenses. As a result, capital raising and advisory fee revenues and other operating expenses are higher in the fourth quarter of 2018 by an identical $7.9 million, with no impact to net income.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were a record $210.1 million, a 12.6% increase compared with the fourth quarter of 2017 and a 4.6% increase compared with the third quarter of 2018. The increase from the comparative period in 2017 is primarily attributable to the growth in fee-based accounts. See Asset Management and Service Fee Break-down table.

Net Interest Income

Record net interest income of $126.7 million, an 18.6% increase compared with the fourth quarter of 2017 and a 4.4% increase compared with the third quarter of 2018. The increase is primarily due to growth of interest-earning assets and interest-bearing liabilities, as well as higher interest rates.

•	Interest income was $184.5 million, a 45.7% increase compared with the fourth quarter of 2017 and an 8.7% increase compared with the third quarter of 2018.
•	Interest expense was $57.9 million, a 191.3% increase compared with the fourth quarter of 2017 and a 19.4% increase compared with the third quarter of 2018.

Annual Review

Annual Highlights

•	Record net revenues of $3.0 billion, increased 3.4% compared with 2017.
•	Record net revenues and pre-tax operating income in Global Wealth Management.
•	Record net income available to common shareholders of $384.6 million, or $4.73 per diluted common share.
•	Record non-GAAP net income available to common shareholders of $429.4 million, or $5.28 per diluted common share.

For the year ended December 31, 2018, the Company reported net income available to common shareholders of $384.6 million, or $4.73 per diluted common share on record net revenues of $3.0 billion, compared with net income available to common shareholders of $173.5  million, or $2.14 per diluted share, on net revenues of $2.9 billion for the comparable period in 2017.

For the year ended December 31, 2018, the Company reported record non-GAAP net income available to common shareholders of $429.4 million, or $5.28 per diluted common share. The Company’s reported GAAP net income for the year ended December 31, 2018 was primarily impacted by merger-related and litigation-related expenses. Details are discussed below and in the “Non-GAAP Financial Matters” section.

Financial Highlights (Unaudited)	Year Ended
(in 000s, except per share data)	GAAP 12/31/18	GAAP 12/31/17	% Change	Non-GAAP (2) 12/31/18	Non-GAAP (2) 12/31/17	% Change
Net revenues	$3,024,881	$2,926,432	3.4	$3,024,906	$2,928,416	3.3
Net income	$393,968	$182,871	115.4	$438,817	$332,758	31.9
Preferred dividend	9,375	9,375	—	9,375	9,375	—
Net income available to common shareholders	$384,593	$173,496	121.7	$429,442	$323,383	32.8
Earnings per diluted common share	$4.84	$2.26	114.2	$5.40	$4.11	31.4
Earnings per diluted common share available to common shareholders	$4.73	$2.14	121.0	$5.28	$3.99	32.3
Compensation ratio	58.5%	66.9%		58.0%	61.2%
Non-compensation ratio	23.8%	23.9%		22.4%	21.7%
Pre-tax operating margin (5)	17.7%	9.2%		19.6%	17.1%

Brokerage Revenues

Brokerage revenues for the year ended December 31, 2018 were $1.0 billion, a 6.2% decrease compared with 2017.

	Year Ended
(in 000s)	12/31/18	12/31/17	% Change
Global Wealth Management brokerage revenues	$638,173	$661,334	(3.5)
Institutional brokerage:
Equity capital markets	185,960	199,526	(6.8)
Fixed income capital markets	184,977	214,870	(13.9)
Total institutional brokerage	370,937	414,396	(10.5)
Total brokerage revenues	$1,009,110	$1,075,730	(6.2)
•	Global Wealth Management brokerage revenues were $638.2 million, a 3.5% decrease compared with 2017.
•	Institutional equity brokerage revenues were $186.0 million, a 6.8% decrease compared with 2017.
•	Institutional fixed income brokerage revenues were $185.0 million, a 13.9% decrease compared with 2017.

Investment Banking

Investment banking revenues were $707.7 million, a 2.6% decrease compared with 2017.

	Year Ended
(in 000s)	12/31/18	12/31/17	% Change
Capital raising:
Global Wealth Management	31,293	40,466	(22.7)

Equity capital markets	213,633	182,728	16.9
Fixed income capital markets	91,262	142,963	(36.2)
Institutional Group	304,895	325,691	(6.4)
Total capital raising (4)	336,188	366,157	(8.2)
Advisory fees (4)	371,482	360,606	3.0
Total investment banking	$707,670	$726,763	(2.6)
•	Global Wealth Management capital raising revenues were $31.3 million, a 22.7% decrease compared with 2017.
•	Institutional equity capital raising revenues were $213.6 million, a 16.9% increase compared with 2017.
•	Institutional fixed income capital raising revenues were $91.3 million, a 36.2% decrease compared with 2017.
•	Advisory fee revenues were $371.5 million, a 3.0% increase compared with 2017.

Effective January 1, 2018, the Company adopted ASU 2014-09, which provides accounting guidance on the recognition of revenues from contracts and requires gross presentation of certain costs that were previously offset against revenue. This change was applied prospectively from January 1, 2018 and there is no impact on our previously presented results. With our adoption of the new revenue recognition standard on January 1, 2018, capital raising and advisory fee revenues are no longer presented net of the related reimbursable out-of-pocket deal expenses. As a result, capital raising and advisory fee revenues and other operating expenses are higher in 2018 by an identical $33.8 million, with no impact to net income.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were a record $806.2 million, a 14.8% increase compared with 2017. The increase from the comparative period in 2017 is primarily attributable to the growth in fee-based accounts.

Net Interest Income

Record net interest income of $476.4 million, a 23.9% increase compared with 2017. The increase is primarily due to growth of interest-earning assets and interest-bearing liabilities, as well as higher interest rates.

•	Interest income was $646.4 million, a 42.3% increase compared with 2017.
•	Interest expense was $170.1 million, a 142.9% increase compared with 2017.

Fourth Quarter &Full Year 2018

Compensation and Benefits Expenses

For the quarter ended December 31, 2018, compensation and benefits expenses were $448.4 million, which included $4.0 million of merger-related and severance expenses (collectively, non-GAAP adjustments). This compares with $620.3 million in the fourth quarter of 2017 and $422.3 million in the third quarter of 2018. Excluding the non-GAAP adjustments, compensation and benefits as a percentage of net revenues were 56.0% in the fourth quarter of 2018 (non-GAAP measure).

For the year ended December 31, 2018, compensation and benefits expenses were $1.8 billion, which included $17.3 million of merger-related and severance expenses, (collectively, non-GAAP adjustments) compared to $2.0 billion in 2017. Excluding the non-GAAP adjustments, compensation and benefits as a percentage of net revenues were 58.0% in the year ended December 31, 2018 (non-GAAP measure).

	Three Months Ended		Year Ended
	12/31/18	12/31/17	12/31/18	12/31/17
GAAP compensation and benefits	$448,375	$620,256	$1,770,762	$1,958,929
As a percentage of net revenues	56.5%	77.1%	58.5%	66.9%
Non-GAAP adjustments: (6)
Merger-related and severance	(4,044)	(4,161)	(17,333)	(34,528)
Tax reform	—	(133,319)	—	(133,319)
	(4,044)	(137,480)	(17,333)	(167,847)
Non-GAAP compensation and benefits	$444,331	$482,776	$1,753,429	$1,791,082
As a percentage of non-GAAP net revenues	56.0%	60.0%	58.0%	61.2%

Non-Compensation Operating Expenses

For the quarter ended December 31, 2018, non-compensation operating expenses were $189.1 million, which included merger-related and litigation-related expenses (collectively, non-GAAP adjustments) of $13.7 million. This compares with $184.6 million in the fourth quarter of 2017 and $175.5 million in the third quarter of 2018. Excluding the non-GAAP adjustments, non-compensation operating expenses as a percentage of net revenues for the quarter ended December 31, 2018 were 22.1% (non-GAAP measure).

For the year ended December 31, 2018, non-compensation operating expenses were $719.8 million, which included merger-related and litigation-related expenses (collectively, non-GAAP adjustments) of $40.7 million, compared with $698.0 million in 2017. Excluding the non-GAAP adjustments, non-compensation operating expenses as a percentage of net revenues for the quarter ended December 31, 2018 were 22.4% (non-GAAP measure).

	Three Months Ended		Year Ended
	12/31/18	12/31/17	12/31/18	12/31/17
GAAP non-compensation expenses	$189,143	$184,649	$719,757	$697,967
As a percentage of net revenues	23.8%	23.0%	23.8%	23.9%
Non-GAAP adjustments: (6)
Merger-related	(13,670)	(6,718)	(33,862)	(23,617)
Litigation-related	(18)	(15,961)	(6,792)	(35,961)
Tax reform	—	(2,206)	—	(2,206)
	(13,688)	(24,885)	(40,654)	(61,784)
Non-GAAP non-compensation expenses	$175,455	$159,764	$679,103	$636,183
As a percentage of non-GAAP net revenues	22.1%	19.9%	22.4%	21.7%

Provision for Income Taxes

The GAAP effective income tax rate for the quarter ended December 31, 2018 was 26.9%. This compares with an effective income tax rate of (142.4%) for the fourth quarter of 2017 and 26.1% for the third quarter of 2018. The adjusted non-GAAP effective income tax rate for the quarter ended December 31, 2018 was 25.6%.

The GAAP effective income tax rate for the year ended December 31, 2018 was 26.3%, compared with 32.2% in 2017. The adjusted non-GAAP effective income tax rate for the year ended December 31, 2018 was 25.9%.

The provision for income taxes for the three and twelve months ended December 31, 2018 was primarily impacted by the tax reform enacted in the fourth quarter of 2017 that, among other things, lowered the federal corporate income tax rate from 35% to 21%.

	Three Months Ended		Year Ended
	12/31/18	12/31/17	12/31/18	12/31/17
GAAP provision for income taxes	$41,869	$1,168	$140,394	$86,665
GAAP effective tax rate	26.9%	(142.4%)	26.3%	32.2%
Non-GAAP adjustments: (6)
Merger-related, litigation-related, and severance	4,262	5,379	15,242	32,248
Other	(1,602)	—	(2,079)	—
Excess tax benefits from stock-based compensation (7)	—	21,144	—	38,596
Tax reform	—	53,328	—	53,328
Revaluation of deferred tax assets	—	(42,443)	—	(42,443)
	2,660	37,408	13,163	81,729
Non-GAAP provision for income taxes	$44,529	$38,576	$153,557	$168,394
Non-GAAP effective tax rate	25.6%	23.9%	25.9%	33.6%

Conference Call Information

Stifel Financial Corp. will host its fourth quarter 2018 financial results conference call on Friday, February 1, 2019, at 8:00 a.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (800) 651-2240 and referencing conference ID #8264278. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners business division; Keefe Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; Century Securities Associates, Inc., and in the United Kingdom and Europe through Stifel Nicolaus Europe Limited. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in 000s, except per share amounts)	12/31/18	12/31/17	% Change	9/30/18	% Change	12/31/18	12/31/17	% Change
Revenues:
Commissions	$167,039	$168,754	(1.0)	$158,016	5.7	$657,732	$678,904	(3.1)
Principal transactions	81,460	97,256	(16.2)	83,152	(2.0)	351,378	396,826	(11.5)
Brokerage revenues	248,499	266,010	(6.6)	241,168	3.0	1,009,110	1,075,730	(6.2)

Capital raising	90,144	109,509	(17.7)	93,295	(3.4)	336,188	366,147	(8.2)
Advisory fees	111,089	123,237	(9.9)	75,717	46.7	371,482	360,616	3.0
Investment banking	201,233	232,746	(13.5)	169,012	19.1	707,670	726,763	(2.6)
Asset management and service fees	210,063	186,563	12.6	200,743	4.6	806,175	702,064	14.8
Other income	6,996	12,016	(41.8)	6,127	14.2	25,553	37,524	(31.9)
Operating revenues	666,791	697,335	(4.4)	617,050	8.1	2,548,508	2,542,081	0.3
Interest revenue	184,534	126,615	45.7	169,760	8.7	646,449	454,381	42.3
Total revenues	851,325	823,950	3.3	786,810	8.2	3,194,957	2,996,462	6.6
Interest expense	57,876	19,865	191.3	48,468	19.4	170,076	70,030	142.9
Net revenues	793,449	804,085	(1.3)	738,342	7.5	3,024,881	2,926,432	3.4

Non-interest expenses:
Compensation and benefits	448,375	620,256	(27.7)	422,324	6.2	1,770,762	1,958,929	(9.6)
Occupancy and equipment rental	57,158	54,844	4.2	54,035	5.8	222,384	222,708	(0.1)
Communication and office supplies	36,786	30,807	19.4	33,330	10.4	140,254	133,493	5.1
Commissions and floor brokerage	11,169	10,945	2.0	11,338	(1.5)	41,967	44,132	(4.9)
Provision for loan losses	5,122	5,340	(4.1)	6,924	(26.0)	18,366	25,320	(27.5)
Other operating expenses	78,908	82,713	(4.6)	69,861	13.0	296,786	272,314	9.0
Total non-interest expenses	637,518	804,905	(20.8)	597,812	6.6	2,490,519	2,656,896	(6.3)
Income/(loss) before income taxes	155,931	(820)	n/m	140,530	11.0	534,362	269,536	98.3
Provision for income taxes	41,869	1,168	n/m	36,672	14.2	140,394	86,665	62.0
Net income/(loss)	114,062	(1,988)	n/m	103,858	9.8	393,968	182,871	115.4
Preferred dividends	2,344	2,344	—	2,343	n/m	9,375	9,375	—
Net income/(loss) available to common shareholders	$111,718	$(4,332)	n/m	$101,515	10.1	$384,593	$173,496	121.7
Earnings per common share: (1)
Basic	$1.56	$(0.06)	n/m	$1.41	10.6	$5.36	$2.53	111.9
Diluted	$1.38	$(0.06)	n/m	$1.25	10.4	$4.73	$2.14	121.0

Weighted average number of common shares outstanding:
Basic	71,666	68,782	4.2	71,919	(0.4)	71,786	68,562	4.7
Diluted	80,706	68,782	17.3	81,484	(1.0)	81,321	81,035	0.4

Cash dividends declared per common share	$0.12	$0.10	20.0	$0.12	—	$0.48	$0.20	140.0

Summary Business Segment Results (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/18	12/31/17	% Change	9/30/18	% Change	12/31/18	12/31/17	% Change
Net revenues:
Global Wealth Management	$509,256	$473,938	7.5	$498,161	2.2	$1,990,319	$1,822,218	9.2
Institutional Group	286,640	332,401	(13.8)	245,952	16.5	1,055,495	1,110,768	(5.0)
Other	(2,447)	(2,254)	(8.6)	(5,771)	57.6	(20,933)	(6,554)	(219.4)
Total net revenues	$793,449	$804,085	(1.3)	$738,342	7.5	$3,024,881	$2,926,432	3.4

Operating expenses:
Global Wealth Management	$320,296	$304,077	5.3	$314,784	1.8	$1,253,316	$1,195,312	4.9
Institutional Group	244,488	258,901	(5.6)	211,647	15.5	898,444	892,787	0.6
Other	72,734	241,927	(69.9)	71,381	1.9	338,759	568,797	(40.4)
Total operating expenses	$637,518	$804,905	(20.8)	$597,812	6.6	$2,490,519	$2,656,896	(6.3)

Operating contribution:
Global Wealth Management	$188,960	$169,861	11.2	$183,377	3.0	$737,003	$626,906	17.6
Institutional Group	42,152	73,500	(42.7)	34,305	22.9	157,051	217,981	(28.0)
Other	(75,181)	(244,181)	(69.2)	(77,152)	(2.6)	(359,692)	(575,351)	(37.5)
Income/(loss) before income taxes	$155,931	$(820)	n/m	$140,530	11.0	$534,362	$269,536	98.3

As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	48.5	48.9		48.5		48.6	50.0
Institutional Group	62.0	59.7		59.4		60.0	59.9
Non-compensation operating expenses
Global Wealth Management	14.4	15.3		14.7		14.4	15.6
Institutional Group	23.3	18.2		26.7		25.1	20.5
Income before income taxes
Global Wealth Management	37.1	35.8		36.8		37.0	34.4
Institutional Group	14.7	22.1		13.9		14.9	19.6
Consolidated pre-tax margin	19.7	(0.1)		19.0		17.7	9.2

Stifel Financial Corp.

Financial metrics (unaudited):	As of and For the Three Months Ended
(in 000s, except percentages and per share amounts)	12/31/18	12/31/17	9/30/18
Total assets	$24,519,598	$21,383,953	$23,760,048
Total equity	3,197,593	2,861,576	3,161,569
Book value per common share	$43.04	$38.26	$41.25
Return on common equity (8)	14.8%	(0.6%)	14.0%
Non-GAAP return on common equity (2) (8)	16.7%	17.6%	15.1%
Return on tangible common equity (9)	23.8%	(1.0%)	22.7%
Non-GAAP return on tangible common equity (2) (9)	27.0%	28.9%	24.7%
Tier 1 common capital ratio (10)	16.8%	16.9%	16.7%
Tier 1 risk based capital ratio (10)	18.2%	19.0%	18.0%
Tier 1 leverage capital ratio (10)	9.3%	9.5%	9.6%
Pre-tax margin on net revenues	19.7%	(0.1%)	19.0%
Non-GAAP pre-tax margin on net revenues (2)	21.9%	20.1%	20.6%
Effective tax rate	26.9%	(142.4%)	26.1%
Non-GAAP effective tax rate (2)	25.6%	23.9%	26.1%

Statistical Information (unaudited):	As of and For the Three Months Ended
(in 000s, except financial advisors and locations)	12/31/18	12/31/17	% Change	9/30/18	% Change
Financial advisors (11)	2,301	2,244	2.5	2,298	0.1
Locations	404	391	3.3	404	—
Total client assets	$269,862,000	$272,591,000	(1.0)	$289,136,000	(6.7)
Fee-based client assets	$90,174,000	$87,560,000	3.0	$96,008,000	(6.1)
Client money market and insured product	$16,109,000	$17,286,000	(6.8)	$15,121,000	6.5
Secured client lending (12)	$2,893,074	$3,079,737	(6.1)	$3,185,710	(9.2)

	Asset Management and Service Fee Break-down (unaudited)
Asset Management and Service Fee Revenues:	Three Months Ended
(in 000s)	12/31/18	12/31/17	% Change	9/30/18	% Change
Private Client Group (13)	$159,775	$137,622	16.1	$152,021	5.1
Asset Management	28,670	27,328	4.9	27,555	4.0
Third-party Bank Sweep Program	11,062	11,437	(3.3)	11,029	0.3
Other (14)	10,556	10,176	3.7	10,138	4.1
Total asset management and service fee revenues	$210,063	$186,563	12.6	$200,743	4.6

Fee-based Assets:	Three Months Ended
(in millions)	12/31/18	12/31/17	% Change	9/30/18	% Change
Private Client Group (13)	$66,097	$64,613	2.3	$71,463	(7.5)
Asset Management	30,269	29,349	3.1	31,091	(2.6)
Elimination (15)	(6,192)	(6,402)	(3.3)	(6,546)	(5.4)
Total fee-based assets	$90,174	$87,560	3.0	$96,008	(6.1)

Individual Program Banks	$2,569	$3,879	(33.8)	$2,953	(13.0)

ROA (bps) (16)
Private Client Group (13)	89.4	89.4		89.7
Asset Management	37.9	37.2		35.5
Individual Program Banks	159.3	112.4		134.0

Stifel Bancorp, Inc. (17) - a component of Global Wealth Management

Selected operating data (unaudited):	Three Months Ended					Year Ended
(in 000s, except percentages)	12/31/18	12/31/17	% Change	9/30/18	% Change	12/31/18	12/31/17	% Change
Net Interest Income	$121,790	$103,985	17.1	$116,204	4.8	$459,549	$376,099	22.2
Bank loan loss provision	5,122	5,340	(4.1)	6,924	(26.0)	18,366	25,320	(27.5)
Charge-offs	—	105	n/m	—	n/m	14	3,058	(99.5)
Net Interest Margin	2.89%	2.85%	1.4	2.87%	0.7	2.90%	2.77%	4.7

Financial Metrics (unaudited):	As of
(in 000s, except percentages)	12/31/18	12/31/17	9/30/18
Total Assets	$17,818,887	$14,995,795	$16,989,337
Total Equity	1,233,243	1,058,488	1,185,935
Total Loans, net (includes loans held for sale)	8,723,172	7,173,827	8,516,052
Total Deposits	15,863,613	13,411,935	14,502,952
Available-for-sale securities, at fair value	3,064,257	3,766,372	3,343,170
Held-to-maturity securities, at amortized cost	4,215,533	3,694,377	4,562,021
Commercial and industrial	3,304,234	2,437,938	3,127,435
Residential real estate	2,875,014	2,593,576	2,792,269
Securities-based loans	1,786,966	1,819,206	1,836,450
Commercial real estate	318,961	116,258	328,814
Loans held for sale	205,557	226,068	262,063
Stifel Bank & Trust:
Common equity tier 1 capital ratio (10)	14.4%	14.3%	14.2%
Tier 1 capital ratio (10)	14.6%	14.3%	14.2%
Total capital ratio (10)	15.6%	15.3%	15.2%
Tier 1 leverage ratio (10)	7.1%	7.1%	7.0%
Stifel Bank:
Common equity tier 1 capital ratio (10)	12.3%	n/a	13.8%
Tier 1 capital ratio (10)	12.3%	n/a	13.8%
Total capital ratio (10)	13.5%	n/a	15.0%
Tier 1 leverage ratio (10)	9.9%	n/a	12.5%

Credit Metrics:
Allowance for loan losses	$85,833	$67,466	$80,700
Allowance as a percentage of retained loans	1.00%	0.96%	0.97%
Net charge-offs as a percentage of average loans	0.00%	0.00%	0.00%
Total nonperforming assets	24,455	27,030	24,352
Nonperforming assets as % of total assets	0.14%	0.18%	0.14%

Global Wealth Management Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/18	12/31/17	% Change	9/30/18	% Change	12/31/18	12/31/17	% Change
Revenues:
Commissions	$117,006	$118,292	(1.1)	$117,795	(0.7)	$472,135	$474,623	(0.5)
Principal transactions	40,325	45,129	(10.6)	41,023	(1.7)	166,038	186,711	(11.1)
Brokerage revenues	157,331	163,421	(3.7)	158,818	(0.9)	638,173	661,334	(3.5)

Asset management and service fees	210,051	186,373	12.7	200,735	4.6	806,132	701,756	14.9
Net interest	132,402	112,190	18.0	127,341	4.0	503,185	400,414	25.7
Investment banking	7,915	8,899	(11.1)	7,722	2.5	31,374	40,466	(22.5)
Other income	1,557	3,055	(49.0)	3,545	(56.1)	11,455	18,248	(37.2)
Net revenues	509,256	473,938	7.5	498,161	2.2	1,990,319	1,822,218	9.2
Non-interest expenses:
Compensation and benefits	246,750	231,736	6.5	241,713	2.1	968,102	911,986	6.2
Non-compensation operating expenses	73,546	72,341	1.7	73,071	0.7	285,214	283,326	0.7
Total non-interest expenses	320,296	304,077	5.3	314,784	1.8	1,253,316	1,195,312	4.9
Income before income taxes	$188,960	$169,861	11.2	$183,377	3.0	$737,003	$626,906	17.6

As a percentage of net revenues:
Compensation and benefits	48.5	48.9		48.5		48.6	50.0
Non-compensation operating expenses	14.4	15.3		14.7		14.4	15.6
Income before income taxes	37.1	35.8		36.8		37.0	34.4

Institutional Group Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/18	12/31/17	% Change	9/30/18	% Change	12/31/18	12/31/17	% Change
Revenues:
Commissions	$50,034	$50,462	(0.8)	$40,220	24.4	$185,597	$204,281	(9.1)
Principal transactions	41,134	52,127	(21.1)	42,130	(2.4)	185,340	210,115	(11.8)
Brokerage revenues	91,168	102,589	(11.1)	82,350	10.7	370,937	414,396	(10.5)
Capital raising	82,229	100,620	(18.3)	85,553	(3.9)	304,895	325,691	(6.4)
Advisory fees	111,089	123,227	(9.9)	75,717	46.7	371,401	360,606	3.0
Investment banking	193,318	223,847	(13.6)	161,270	19.9	676,296	686,297	(1.5)
Other (18)	2,154	5,965	(63.9)	2,332	(7.6)	8,262	10,075	(18.0)
Net revenues	286,640	332,401	(13.8)	245,952	16.5	1,055,495	1,110,768	(5.0)
Non-interest expenses:
Compensation and benefits	177,782	198,416	(10.4)	146,187	21.6	633,297	665,514	(4.8)
Non-compensation operating expenses	66,706	60,485	10.3	65,460	1.9	265,147	227,273	16.7
Total non-interest expenses	244,488	258,901	(5.6)	211,647	15.5	898,444	892,787	0.6
Income before income taxes	$42,152	$73,500	(42.7)	$34,305	22.9	$157,051	$217,981	(28.0)

As a percentage of net revenues:
Compensation and benefits	62.0	59.7		59.4		60.0	59.9
Non-compensation operating expenses	23.3	18.2		26.7		25.1	20.5
Income before income taxes	14.7	22.1		13.9		14.9	19.6

Non-GAAP Financial Measures

The Company utilized certain non-GAAP calculations as additional measures to aid in understanding and analyzing the Company’s financial results for the three months ended December 31, 2018, September 30, 2018, and December 31, 2017 and the years ended December 31, 2018 and 2017. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the Company’s current financial performance. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures primarily exclude expenses which management believes are, in some instances, non-recurring and not representative of on-going business.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these charges do, in fact, reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net income and earnings per diluted common share on a GAAP basis for the three months ended December 31, 2018, September 30, 2018, and December 31, 2017 and the years ended December 31, 2018 and 2017 to net income and earnings per diluted common share on a non-GAAP basis for the same period.

	Three Months Ended			Year Ended
(in 000s)	12/31/18	12/31/17	9/30/18	12/31/18	12/31/17
GAAP net income/(loss)	$114,062	$(1,988)	$103,858	$393,968	$182,871
Preferred dividend	2,344	2,344	2,343	9,375	9,375
Net income/(loss) available to common shareholders	111,718	(4,332)	101,515	384,593	173,496

Non-GAAP adjustments:
Merger-related and severance (19)	17,714	10,879	10,777	51,220	60,130
Litigation-related (20)	18	15,961	774	6,792	35,961
Tax reform (21)	—	135,525	—	—	135,525
Provision for income taxes (22)	(2,660)	(37,408)	(3,004)	(13,163)	(81,729)
Total non-GAAP adjustments	15,072	124,957	8,547	44,849	149,887
Non-GAAP net income available to common shareholders	$126,790	$120,625	$110,062	$429,442	$323,383

Weighted average diluted shares outstanding	80,706	82,267	81,484	81,321	81,035

GAAP earnings per diluted common share (1)	$1.41	$(0.03)	$1.27	$4.84	$2.26
Non-GAAP adjustments	0.19	1.52	0.11	0.55	1.85
Non-GAAP earnings per diluted common share	$1.60	$1.49	$1.38	$5.39	$4.11

GAAP earnings per diluted common share available to common shareholders (1)	$1.38	$(0.06)	$1.25	$4.73	$2.14
Non-GAAP adjustments	0.19	1.53	0.10	0.55	1.85
Non-GAAP earnings per diluted common share available to common shareholders	$1.57	$1.47	$1.35	$5.28	$3.99

Footnotes

(1)

GAAP earnings per share for the three months ended December 31, 2017 is calculated using the basic weighted average number of common shares outstanding, not fully dilutive shares, as they are anti-dilutive in periods a loss is incurred.

(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures.”
(3)

Non-GAAP pre-tax margin for the three months ended December 31, 2018 of 21.9% is calculated by adding non-GAAP adjustments of $17.7 million to our GAAP income before income taxes of $155.9 million and dividing it by non-GAAP net revenues for the quarter of $793.4 million. Reconciliations of the Company’s GAAP results to certain non-GAAP measures is discussed within and under “Non-GAAP Financial Measures.”

(4)	Excludes revenue included in the Other segment
(5)

Non-GAAP pre-tax margin for the year ended December 31, 2018 of 19.6% is calculated by adding non-GAAP adjustments of $58.0 million to our GAAP income before income taxes of $534.4 million and dividing it by non-GAAP net revenues for the year of $3,024.9 million. Reconciliations of the Company’s GAAP results to certain non-GAAP measures is discussed within and under “Non-GAAP Financial Measures.”

(6)	See further discussion of non-GAAP adjustments under “Non-GAAP Financial Measures.”
(7)	During the first quarter of 2017, the Company adopted new accounting guidance associated with stock-based compensation.
(8)

Computed by dividing annualized net income by average common shareholders’ equity or, in the case of non-GAAP return on common equity, computed by dividing non-GAAP net income by average common shareholders’ equity.

(9)

Computed by dividing annualized net income by average tangible shareholders' equity or, in the case of non-GAAP return on tangible common equity, computed by dividing non-GAAP net income by average tangible shareholders' equity. Tangible common shareholders' equity equals total common shareholders' equity less goodwill and identifiable intangible assets.

(10)	Capital ratios are estimates at time of the Company’s earnings release.
(11)	Includes 101, 112, and 104 independent contractors at December 31, 2018, December 31, 2017, and September 30, 2018, respectively.
(12)	Includes client margin balances held by our broker-dealer subsidiaries and securities-based loans held at Stifel Bank.
(13)	Includes Private Client Group and Trust Business.
(14)	Includes fund networking fees, retirement fees, transaction/handling fees, and ACAT fees.
(15)	Asset management assets included in Private Client Group or Trust accounts.
(16)	Return on assets (ROA) is calculated based on prior period-end balances for Private Client Group and Asset Management, and average quarterly balances for Individual Program Banks.
(17)	Includes Stifel Bank & Trust and Stifel Bank, formerly known as The Business Bank of St. Louis, which was acquired on August 31, 2018.
(18)	Includes net interest, asset management and service fees, and other income.
(19)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards and promissory notes issued as retention, professional fees, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(20)	Litigation-related adjustments for the three and twelve months ended December 31, 2017 are primarily related to costs associated with the Company’s previously disclosed legal matters.
(21)	Primarily related to previously disclosed actions taken by the Company in response to the Tax Legislation that was enacted in the fourth quarter of 2017 to maximize tax savings.
(22)	See details of non-GAAP adjustments under “Provision for Income Taxes.”